                                    American Skandia Life Assurance Corporation
                                                One Corporate Drive
                                            Shelton, Connecticut 06484

                                                       Rider
                                               Minimum Account Value

This Minimum Account Value Rider is attached to your Annuity.  If the terms of the Annuity and those of this
Rider conflict, the provisions of this Rider shall control.

General:  This Rider outlines the  requirements for a program  ("Program")  designed to guarantee that your Account
Value  will  not be less  at the  end of the  Program  than  at the  beginning  of the  Program,  if  there  are no withdrawals from your Annuity during the duration of the Program.

Effective Date:  The effective date of this Rider is shown in the Schedule Supplement.

Effective  Date of a  Program:  The  initial  effective  date of the  Program is the  effective  date of the Rider.
However, under certain circumstances outlined below, you may restart or renew such a Program.

Duration of a Program:  The  duration  of the initial  Program is shown in the  Schedule  Supplement.  We may offer
Programs of different  durations  other than those  available as of the  effective  date of this Rider.  Should you elect to restart or renew a Program, you may then elect any duration we then make available.

Mechanics of a Program:

         A.     Start of a Program:  At the start of a Program,  your entire  Account  Value must be  allocated  to variable investment options.

         B.     During a Program:  While a Program is in effect,  we monitor  the  investment  performance  of your
         Account  Value each  Valuation  Period to  determine  if we need to transfer  any portion of your  Account
         Value to or from any Fixed  Allocations.  We only  transfer  Account  Value to Fixed  Allocations,  and we only  maintain  Account  Value in Fixed  Allocations,  to the extent we, in our sole  discretion,  deem it necessary  in order for your Account  Value at the end of the Program to be not less than the  "Guaranteed
         Amount".

         The "Guaranteed Amount" equals (a) plus (b) minus (c), where:

                  (a)    is your Account Value as of the start of your current Program;

                  (b)    is an amount equal to all Purchase Payments allocated to your Annuity after the start of the Program; and

                  (c)    is all "Proportional Reductions", as defined below, due to withdrawals from your Annuity during the Program.

         A "Proportional Reduction" is a proportional reduction to the Guaranteed Amount caused by all withdrawals other than those to pay us for optional benefits provided in connection with your Annuity.
         The proportion equals the proportionate reduction in the Account Value due to the withdrawal as of that date.
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         Our  transfers of any portion of your Account  Value to or from the Fixed  Allocations  are subject to the following:

                  1.     Transfer of Account Value to a Fixed Allocation:  If we, in our sole discretion,  transfer
                         Account Value to a Fixed Allocation:

                           a.    Amount:  The amount of Account  Value we transfer to a new Fixed  Allocation  is a function of:

                                    i.    the rates we are then crediting to Fixed  Allocations  maturing as of the end of the Program;

                                    ii.   the amount of time remaining to the end of the Program;

                                    iii.  our  assessment,  in  our  sole  discretion,  of  the  volatility  of the variable  investment  options in which you maintain  Account  Value,  and the  proportion  of  your  Account  Value  maintained  in  each  variable investment option; and

                                    iv.   our assessment,  in our sole discretion,  of the magnitude and likelihood of a single day's substantial drop in your Account Value.

                           b.    Duration:  The duration of the Fixed Allocation to which the amount transferred is allocated equals the amount of time remaining to the end of the Program.
                                 These Fixed Allocations are maintained solely for purposes of this Program.

                           c.    Interest Rate:  The interest rate applicable to a Fixed Allocation equals that for our then Current Rate for a Fixed Allocation equal to the number of years remaining in the Program.  If the number of years remaining is not an integer, we use the Current Rate for the Fixed Allocation we make available for your
                                 Annuity, outside the Program, equal to the next highest integer.  If we are not then offering new Fixed Allocations of a duration equal to the next highest integer, we interpolate a Current Rate between that for the next lower and higher integers.

                    2.     Transfer of Account Value Out of Fixed Allocations:  If we, in our sole discretion, transfer Account Value from Fixed Allocations established under a Program back to the variable investment options:

                           a.    Amount:  The amount of Account Value to be transferred is a function of:

                                    (i)   the interest rates being credited to any existing Fixed Allocations in which any of your Account Value is then maintained;

                                    (ii)  the Market Value Adjustment(s) that will apply to the transfer; and

                                    (iii) the criteria as provided above in subsections a.ii, a.iii and a.iv under "Transfer of Account Value to a Fixed Allocation".

b.       Source of the Account Value:  We withdraw Account Value from Fixed
                                 Allocations on a "last-in, first out" basis.

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                           c.    Allocation to the Variable Investment Options:  Unless you are participating in any asset allocation program for which we are providing administrative support, we allocate the transferred amount to the variable investment options pro-rata based on the Account Values in such variable investment options at that time.
                                 If you are then participating in any such asset allocation program, we allocate the transferred amount in accordance with the then current percentages for that asset allocation program.

                           d.    Market Value Adjustment:  Transfers from each Fixed Allocation will be subject to your Annuity's Market Value Adjustment formula, except that any reduction to
                                 "J" in the formula will not apply.

         C.       Investment Limitations During a Program:  While a Program is in effect, you are subject to the following limitations as to how you may allocate Account Value:

                  1.     Fixed Investment Options:  You may not elect to allocate any Account Value to any Fixed
                         Allocations.  During a Program, any and all allocations to and from Fixed Allocations are made by us.  You may allocate Account Value to any then available Fixed Allocation at any time you are not participating in a Program.

                  2.     Variable Investment Options:  We may limit the variable investment options in which you may allocate Account Value.  Should we prohibit access to any variable investment option during a Program, any transfers required to move Account Value to eligible variable investment options will not be counted in determining the number of free transfers during an Annuity Year.

         D.       Withdrawals During a Program:  Any withdrawals from your Annuity while a Program is in effect will be taken pro-rata from the variable and fixed investment options.  Any amounts taken from Fixed
         Allocations will be subject to any applicable Market Value Adjustment in connection with such a withdrawal.

Maturity of a Program:  When a Program matures at the end of its duration, your Account Value may be all in variable investment options, partially in Fixed Allocations or all in Fixed Allocations.  At maturity:

         A.     If your entire Account Value is in variable investment options, we do not transfer any Account
                Value.

         B.     If a portion of your Account Value is in Fixed  Allocations,  we transfer such Account Value to the variable  investment  options.  Unless you are  participating in any asset  allocation  program for which we are providing  administrative  support, we allocate the transferred amount to the variable investment  options  pro-rata  based on the Account Values in such variable  investment  options at that time,  unless we receive at our Office  other  prior  instructions  from you.  If you are then participating  in any such  asset  allocation  program,  we  allocate  the  transferred  amount  in accordance with the then current  percentages  for that asset  allocation  program.  Such transfers are not subject to any Market Value Adjustment.

         C.     If your entire Account Value is in Fixed Allocations, we transfer your Account Value to the money market variable investment option unless we receive at our Office prior instructions from you.
                Such transfers are not subject to any Market Value Adjustment.  If, at that time, your Account
                Value is less than the Guaranteed Amount, we add to your Account Value an amount equal to the difference between Guaranteed Amount and the Account Value.

Renewal of a Program:  You may elect to start a new Program immediately upon the maturity of an existing
Program.  To do so, you must notify us at our Office not less than 3 business days before the maturity of the existing Program.  The new Program will have the same duration as that ending, unless
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we are not making such a duration available at that time, or you instruct us that you wish the Program to extend for a different duration we may then make available.

Restart of a Program: You may request to restart a Program if your current Account Value exceeds the amount guaranteed under the existing Program.  Restarts take effect on an "Eligible Restart Date," as shown in the
Schedule Supplement.  The new Program lasts for the duration shown in the Schedule Supplement.  The Eligible
Restart Date is also shown in the Schedule Supplement.  To make a request for a restart of a new Program, you must notify us at our Office.  If we accept your request, we then terminate your existing Program as of that
Valuation Period.  The Guaranteed Amount for the new Program is the Account Value as of the Eligible Restart Date
of the new Program.  Unless you tell us otherwise, we will not restart a new Program and will maintain the duration based on your prior selection.  You must elect from a duration we make available at the time of election to restart.

As part of terminating the existing Program, we transfer any amounts in Fixed Allocations, subject to a Market
Value Adjustment, to the variable investment options on a pro-rata basis.  If your entire Account Value was then in Fixed Allocations, you must first provide us instructions as to how to allocate the transferred Account Value among the variable investment options.

Charge for a Program: The charge is applied against the daily total value of each Sub-account in which Account
Value is maintained in the Annuity to which this Rider is attached.  The charge is assessed each day at the daily equivalent of the rate shown in the Schedule Supplement.  The charge is included in the calculation of the Net
Investment Factor of the Annuity to which this Rider is attached.

Termination of this Rider: Termination of this Rider is subject to the following rules:

         A.     Elective Termination:  You may terminate this Rider at any time.  We then transfer any Account
                Value then in Fixed Allocations to variable investment options.  Upon elective termination, your
                Account Value may be all in variable investment options, partially in Fixed Allocations or all in
                Fixed Allocations.  Upon elective termination:

                1.    If your entire Account Value is in variable investment options, we do not transfer any
                      Account Value.

2.       If a portion of your Account Value is in Fixed Allocations, we transfer such Account Value to the variable investment options.  Unless you are participating in any asset allocation program for which we are providing administrative support, we allocate the transferred amount to the variable investment options pro-rata based on the Account Values in such variable investment options at that time, unless we receive at our Office other instructions from you at the time you elect to terminate this Rider.  If you are then participating in any such asset allocation program, we allocate the transferred amount in accordance with the then current percentages for that asset allocation program.  Such transfers are subject to any Market Value Adjustment.

                3.    If your entire Account Value is in Fixed Allocations, we transfer your Account Value to the money market variable investment option unless we receive at our Office other instructions from you at the time you elect to terminate the Rider.  Such transfers are subject to any
                      Market Value Adjustment.

       B.     Termination due to Death:  This Rider terminates automatically as of the date the Annuity's death benefit is payable.  A Market Value Adjustment will apply to amounts in the Fixed Allocations to the extent applicable pursuant to the Annuity's death benefit provision.

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       C.     Termination resulting from the start of Annuity Payments:  This Rider terminates automatically as of the date we transfer all Account Value in order to begin annuity payments.  A Market Value
              Adjustment will apply to amounts transferred from the Fixed Allocations.  However, we may permit transfer of a portion of Account Value to start annuity payments if doing so does not result in adverse consequences to you under the Internal Revenue Code.  In such a situation, this Rider does not terminate and the transfer of Account Value to fund the annuity payments has the same impact on the Program as a partial withdrawal.

       D.     Termination upon Surrender:  Amounts taken from Fixed Allocations at the time of any surrender of your Annuity before the Annuity Date will be subject to any Market Value Adjustment in connection with such surrender.

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                                     ________________________________________
                                                     President
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